Exhibit 10.5

PERFORMANCE STOCK AWARD AGREEMENT

THE CHILDREN'S PLACE RETAIL STORES, INC.

This Performance Stock Award Agreement (the "Agreement"), effective as of                                               (the "Award Date"), is entered into by and between The Children's Place Retail Stores, Inc., a Delaware corporation (the "Company"), and [ ] (the "Awardee").

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee an award of the Company's common stock, par value $0.10 per share (the "Common Stock"), pursuant to Section 16 of the Amended and Restated 2005 Equity Incentive Plan of the Company (the "Plan");

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Award. Subject to Sections 2 and 3 hereof, the Company shall issue and deliver to the Awardee the number of shares of Common Stock, if any, earned in accordance with Exhibit A (the "Performance Shares") on or within 10 days following [_____________________] [Insert date that is 3 year anniversary of the Award Date] (the "Vesting Date"); provided that a determination has been made by the Board or an appropriate committee thereof that Performance Shares have been earned by Awardee and provided further that, except as provided in Section 2 and Section 3 hereof, the Awardee is in the employ of the Company or a Subsidiary on the Vesting Date. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.

2.           Termination of Employment Due to Death or Disability. Notwithstanding the foregoing, in the event that Awardee's employment with the Company and/or its Subsidiaries terminates due to Awardee’s death or Disability (i) prior to a determination by the Board or an appropriate committee thereof as to whether the performance target(s) in Exhibit A have been achieved (a “Determination”), the Awardee (or Awardee’s estate, as applicable) shall be entitled to the Performance Shares, if any, that would have been earned in accordance with Exhibit A had the Awardee continued in the employ of the Company or a subsidiary through the date of Determination (but only if and to the extent the Determination is that Performance Shares have been earned due to achievement of performance targets), which Performance Shares, if any, shall be delivered to Awardee (or Awardee’s estate, as applicable) within 10 days following the later of the date of such termination of employment or the date of a Determination or (ii) after a Determination, any Performance Shares that are determined to have been earned by Awardee in accordance with Exhibit A shall, to the extent not previously delivered to Awardee, vest and be delivered to Awardee (or Awardee's estate, as applicable) within 10 days following the date of such termination of employment.

3.           Change in Control.

(a)           Prior to Determination of Performance Goal(s).  In the event that a Change in Control occurs prior to a Determination and Awardee is employed by the Company or any of its Subsidiaries on the date of the Change in Control, then (i) the performance target(s) in Exhibit A shall be deemed to have been achieved at target and the Target Number of Performance Shares shall immediately vest and be delivered to the Awardee immediately prior to the date of the Change in Control, provided that if the Change in Control occurs on or prior to the date on which 50% of the Performance Period has elapsed, only 50% of the Target Number of Performance Shares shall immediately vest and be delivered to the Awardee immediately prior to the date of the Change in Control.

(b)           After Determination of Performance Goal(s).  In the event that a Change in Control occurs after a Determination and Awardee is employed by the Company or any of its Subsidiaries on the date of the Change in Control, then the number of Performance Shares determined to have been earned shall vest and be delivered to the Awardee immediately prior to the date of the Change in Control.

4.           Transfer Restrictions. Prior to issuance and delivery of any Performance Shares, the Awardee shall not be deemed to have any ownership or shareholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any of the Performance Shares prior to delivery thereof.

5.           Adjustment of Shares. Notwithstanding anything contained herein to the contrary, in the event of any change in Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Performance Shares shall be treated in the same manner in any such transaction as other Common Stock.

6.           Government Regulations. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Performance Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.           Withholding Taxes. The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

8.           Awardee Representations. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and, subject to Section 7 above, not the Company) shall be responsible for the Awardee's own tax liability arising as a result of the transactions contemplated by this Agreement.

9.           Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

10.           Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his address contained in the records of the Company.

11.           Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

12.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the award made hereby shall be subject to the terms of the Plan. However, in the event of a conflict between this Agreement and the terms of the Plan, the terms and conditions of the Plan shall control.

13.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

14.           Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement on the date first written above.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:
Name:
Title:
Date:

AWARDEE

By:
Name:

EXHIBIT A

1.	(a)	Awardee’s Name:

	(b)	Award Date:

	(c)	Performance Period:	[Fiscal year 2011]

(d)	Target Number of Performance Shares available to be earned:

(e)	Maximum Number of Performance Shares available to be earned:

(f)	Performance Requirements:

Subject to the terms and conditions set forth in the Performance Stock Award Agreement, the Awardee shall earn such number of Performance Shares ranging from zero to the Maximum Number of Performance Shares available to be earned set forth above, as follows:

•
If the Company achieves "Operating Income" (defined below) for the Performance Period of less than 92% of the "Target Operating Income" (defined below), then the Awardee shall earn no Performance Shares.

•
If the Company achieves Operating Income for the Performance Period of at least 92%, but less than or equal to 100%, of the Target Operating Income, then the Awardee shall earn a number of Performance Shares between 50% of the Target Number of Performance Shares and the Target Number of Performance Shares set forth above, determined based on a straight line interpolation of the percentage by which Operating Income bears to Target Operating Income.

•
If the Company achieves Operating Income for the Performance Period of greater than 100% but less than or equal to 107%, of Target Operating Income, then the Awardee shall earn a number of Performance Shares between the Target Number of Performance Shares and 150% of the Target Number of Performance Shares set forth above, determined based on a straight line interpolation of the percentage by which Operating Income bears to Target Operating Income.

•
If the Company achieves Operating Income for the Performance Period of greater than 107% but less than or equal to 112%, of Target Operating Income, then the Awardee shall earn a number of Performance Shares between 150% of the Target Number of Performance Shares and the Maximum Number of Performance Shares set forth above, determined based on a straight line interpolation of the percentage by which Operating Income bears to 107% of Target Operating Income.

•
If the Company achieves Operating Income for the Performance Period of greater than or equal to 112% of Target Operating Income or greater, then the Awardee shall earn the Maximum Number of Performance Shares set forth above.

__ (Awardee Initials)

__ (Company Representative